EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Roku, Inc.

Date: January 28, 2019

MENLO VENTURES X, L.P.
By:	MV Management X, L.L.C., its general partner

	By:	/s/ Mark A. Siegel
Mark A. Siegel
Managing Member

MENLO ENTREPRENEURS FUND X, L.P
By:	MV Management X, L.L.C., its general partner

	By:	/s/ Mark A. Siegel
Mark A. Siegel
Managing Member

MMEF X, L.P
By:	MV Management X, L.L.C., its general partner

	By:	/s/ Mark A. Siegel
Mark A. Siegel
Managing Member

MV MANAGEMENT X, L.L.C.

	By:	/s/ Mark A. Siegel
Mark A. Siegel
Managing Member

/s/ Henry D. Montgomery
Henry D. Montgomery

/s/ John W. Jarve
John W. Jarve

/s/ Douglas C. Carlisle
Douglas C. Carlisle

/s/ Mark A. Siegel
Mark A. Siegel

/s/ Shawn T. Carolan
Shawn T. Carolan